Exhibit 99.1

Tetraphase Pharmaceuticals, Inc. 480 Arsenal Street, Suite 110 Watertown, MA 02472

                     January 30, 2014

Craig Thompson

1325 Virginia Way

La Jolla, CA 92037

Dear Craig:

On behalf of Tetraphase Pharmaceuticals, Inc. (the “Company”), I am very pleased to offer you employment with the Company. The purpose of this letter is to summarize the terms of your employment with the Company, should you accept our offer.

1. Employment. You will be employed to serve in the position of Chief Operating Officer, reporting to Guy Macdonald, President and Chief Executive Officer of Tetraphase Pharmaceuticals, Inc. Your agreed-upon start date will February 3, 2014. As Chief Operating Officer, you will have such duties and responsibilities as are customarily assigned to an employee with such title and such other duties and responsibilities as may be assigned to you by the Company. You agree to devote your full business time, best efforts, skill, knowledge, attention, and energies to the advancement of the Company’s business and interests and to the performance of your duties and responsibilities as an employee of the Company. Subject to prior written approval of the Chief Executive Officer, you may serve on external Boards of Directors only to the extent that such services do not materially impair your ability to perform your duties under this Agreement.

2. Compensation. Your base rate of compensation will be $340,000 on an annual basis, less all applicable federal, state and local taxes and withholdings, such base salary to be paid in installments in accordance with the Company’s standard payroll practices. Such base salary may be adjusted from time to time in accordance with normal business practices and in the sole discretion of the Company.

3. Bonus. If the Board of Directors approves an annual bonus in any fiscal year you may be eligible for a discretionary award of up to 35% of your annualized base salary in such year. The bonus award, if any, will be based on both individual and corporate performance and will be determined by the Board of Directors of the Company in its sole discretion. In order to be eligible for a bonus, if any, you must complete three months of continuous service and be an active employee of the Company on the date such bonus is distributed, as it also serves as an incentive to remain employed by the Company. Any bonus payable to you under this paragraph will be paid between January 1 and March 15 of the calendar year following the calendar year in which such bonus is earned and approved by the Board.

In addition, upon commencement of your employment with the Company (i) the Company will pay up to $2,000 (plus gross-up for taxes) per month for reasonable and documented travel expenses actually incurred by you in connection with your travel from California to the Company’s office in Watertown, MA until such a time that the Company rents an office for you in California.

4. Benefits. You shall be eligible to participate in any and all bonus and benefit programs that the Company establishes and makes available to its employees from time to time, provided that you are eligible under (and subject to all provisions of) the plan documents governing those programs. Such benefits may include: participation in group medical and dental insurance programs, term life insurance, long-term disability insurance and participation in the Company’s 401(k) plan. The benefits made available by the Company, and the rules, terms, and conditions for participation in such benefit plans may be changed by the Company at any time and from time to time without advance notice.

5. Stock Incentive Program. You will be eligible to participate in the Company’s stock incentive program. Subject to approval by the Company’s Board of Directors, the Company will grant to you an option to purchase 250,000 shares of the Company’s Common Stock (subject to adjustment for stock splits, combinations, or other recapitalizations) of which 50,000 shares will vest (i.e., become exercisable) as of your date of hire and 200,0000 shares will vest (i.e., become exercisable) as to 25% of the shares on the first anniversary of your first day of employment and as to 6.25% of the shares every three-months thereafter, subject to your continued employment by the Company. The option exercise price will be equal to the fair market value of one share of Common Stock on the date of grant of the option as determined by the Company’s Board of Directors. The option will be issued pursuant to the Company’s 2013 Stock Incentive Plan and the stock option agreement covering the option, which must be executed to effect the grant of any option.

6. At-Will Employment. Your employment with the Company will be on an “at-will” basis, meaning that either you or the Company may terminate the employment relationship at any time, for any reason, with or without cause and with or without notice. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at-will” nature of your employment may only be changed by a written agreement signed by you and the principal executive officer of the Company, which expressly states the intention to modify the at-will nature of your employment. Notwithstanding the foregoing, however, and subject to Section 7, should the Company terminate your employment without Cause, as defined in Exhibit A, (a) you will receive as severance pay an amount equal to twelve (12) months of your then-current Base Salary (subject to all applicable federal, state and local taxes and withholdings, and payable over a twelve-month period in accordance with the Company’s regular payroll practices) and (b) during such twelve-month severance period, the Company will provide you with medical and dental insurance benefits to the extent you were receiving such benefits prior to such termination and to the extent that the Company is able to provide you with such benefits at a cost to the Company that is not in excess of the cost that the Company was paying for such benefits for you prior to such termination; provided, however, that if you become employed prior to the end of the twelve-month severance period and are eligible to receive medical or dental insurance benefits from your new employer, then the Company shall no longer be required to provide you with the benefits provided in clause (b) above.

7. Change in Control Event.

(a) Termination Following Change in Control: If, during the twelve month period following a Change in Control Event, your employment with the Company or the acquiring or succeeding company is terminated by the Company or the acquiring or succeeding company without Cause or, during the twelve month period following the Change in Control Event, you terminate your employment with the Company or the acquiring or succeeding company for Good Reason, as defined in Exhibit A, then, in lieu of the severance and other benefits provided for in Section 6, to the extent applicable, (i) you will receive as severance pay an amount equal to twelve (12) months of your then-current Base Salary plus annual target bonus (subject to all applicable federal, state and local taxes and withholdings, and payable over a twelve-month period in accordance with the Company’s regular payroll practices), (ii) during such twelve-month severance period, the Company will provide you with medical and dental insurance benefits to the extent you were receiving such benefits prior to such termination and to the extent that the Company is able to provide you with such benefits at a cost to the Company that is not in excess of the cost that the Company was paying for such benefits for you prior to such termination, and (iii) the vesting of the Option shall be automatically accelerated, effective as of the date of termination, such that the Option shall become 100% fully vested and exercisable.

8. Conditions of Severance Benefits. Your receipt of severance pay and the other benefits as set forth in Sections 6 and 7 of this letter is conditioned upon your execution of an agreement containing a comprehensive release of claims prepared by and satisfactory to the Company (the “Release”) and any applicable revocation period with respect to the Release expiring within 45 days following your termination date, and is conditioned on your full compliance with the Non-Competition Agreement described in Section 9 below. If the Release has been executed and any applicable revocation period has expired prior to the 45th day following your termination, then the severance payments and benefits shall commence on the first regular pay date after the applicable revocation period has expired (but no earlier than the 30th day following your termination date); provided, however, that if the 45th day following your termination occurs in the calendar year following the calendar year during which your termination occurs, then the severance payments and benefits shall commence no earlier than January 1 of such subsequent calendar year. The provision of severance pay and benefits hereunder shall be subject to the terms and conditions set forth in Section 13 hereto. In the event you breach your obligations under the Release or the Non-Competition Agreement, you will have no right to receive, and the Company shall not provide to you, any severance pay or benefit following the date of such breach; provided, however, that if any provision of such Non-Competition Agreement is adjudged by a court of competent jurisdiction to be unenforceable, you will have the right to receive full severance benefits hereunder irrespective of any such alleged breach of that provision. Such cessation of payments and benefits shall be in addition to, and not in lieu of, any and all other remedies, whether at law or in equity, available to the Company for such breach.

9. Non-Competition, Non-Solicitation and Non-Disclosure Agreement. As a condition of your employment, you will be required to execute the Company’s Non-Competition, Non-Solicitation and Non-Disclosure Agreement (the “Non-Competition Agreement”), a copy of which is enclosed with this letter.

10. Proof of Legal Right to Work. For purposes of federal immigration law, you will be required to provide the Company with documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of your date of hire, or our employment relationship with you may be terminated. You may need to obtain a work visa in order to be eligible to work in the United States. If that is the case, your employment with the Company will be conditioned upon your obtaining a work visa in a timely manner as determined by the Company.

11. Company Policies and Procedures. As an employee of the Company, you will be required to comply with all Company policies and procedures. Violations of the Company’s policies may lead to immediate termination of your employment. Further, the Company’s premises, including all workspaces, furniture, documents, and other tangible materials, and all information technology resources of the Company (including computers, data and other electronic files, and all internet and email) are subject to oversight and inspection by the Company at any time. Company employees should have no expectation of privacy with regard to any Company premises, materials, resources, or information.

12. Other Agreements and Governing Law. You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter. Please note that this offer letter is your formal offer of employment and supersedes any and all prior or contemporaneous agreements, discussions and understandings, whether written or oral, relating to the subject matter of this letter or your employment with the Company. The resolution of any disputes under this letter will be governed by Massachusetts law.

13. Section 409A of the Internal Revenue Code. Subject to the provisions in this Section 13, any severance payments or benefits under this letter will begin only upon the date of your “separation from service” (determined as set forth below) which occurs on or after the date of termination of your employment. The following rules shall apply with respect to distribution of the payments and benefits, if any, to be provided to you under this letter.

(a) It is intended that each installment of the severance payments and benefits provided under this letter shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”). Neither you nor the Company will have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(b) The determination of whether and when your separation from service from the Company has occurred shall be made and in a manner consistent with and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this paragraph, “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Internal Revenue Code.

(c) If, as of the date of your separation from service from the Company, you are not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments and benefits provided under this letter shall be made on the dates and terms set forth in this letter.

(d) If, as of the date of your separation from service from the Company, you are a “specified employee” (within the meaning of Section 409A), then:

(i) Each installment of the severance payments and benefits due under this letter that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when your separation from service occurs, be paid within the short-term deferral period (as defined under Section 409A) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A and shall be paid on the dates and terms set forth in this letter; and

(ii) Each installment of the severance payments and benefits due under this letter that is not described in Section 13(d)(i) and that would, absent this subsection, be paid within the six-month period following your separation from service from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, your death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following your separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of payments or benefits if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of your second taxable year following the taxable year in which the separation from service occurs.

(e) All reimbursements and in-kind benefits provided under this letter shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in your offer letter), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

(f) Notwithstanding anything herein to the contrary, the Company makes no representation or warranty and shall have no liability to you or to any other person if the payments and benefits provided in this letter are determined to constitute deferred compensation subject to Section 409A but that do not satisfy an exemption from, or the conditions of, that section.

If this letter correctly sets forth the initial terms under which you will be employed by the Company, please sign the enclosed duplicate of this letter in the space provided below and return it to my attention at Tetraphase. This offer is effective through January 31, 2014. This offer is contingent on satisfactory reference checks.

On behalf of Tetraphase Pharmaceuticals, Inc.

/s/ Guy Macdonald

Guy Macdonald
President and Chief Executive Officer

The foregoing correctly sets forth the terms of my at-will employment by the Company.

/s/ Craig Thompson	Date:	1/30/14
Craig Thompson

EXHIBIT A

Definitions

For the purposes of this Offer Letter:

(1) “Cause” shall mean (a) a good faith finding by the Board of Directors of the Company that (i) you have failed to substantially perform your assigned duties for the Company, which failure is not cured within 20 days following written notice from the Company to you specifying the duties not performed, (ii) you have engaged in dishonesty, gross negligence or misconduct or (iii) you have breached any employment agreement, confidentiality agreement, non-disclosure agreement or other agreement entered into between you and the Company or (b) your conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving moral turpitude or any felony.

(2) “Change in Control Event” shall mean

1. (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(b) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination: provided that, where required to avoid additional taxation under Section 409A, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(3) “Good Reason” shall occur if a Cause event has not occurred or has not been cured, to the extent curable, and if (i) you provide written notice to the Company of the event or change you consider to constitute “Good Reason” within 30 calendar days following its occurrence, (ii) you provide the Company with a period of at least 30 calendar days to cure the event or change, and (iii) the “Good Reason persists following the cure period, and you actually resign within 60 calendar days following the event or change. An event or change constituting “Good Reason” shall be limited to any of the following that occur without your prior written consent: (a) a material diminution of your duties, authority or responsibilities, provided, however, that the assignment of different duties to you by the Company involving a reasonably comparable level of responsibility shall not, by itself, constitute “Good Reason,” and provided, further, that a change in your duties, authority or responsibilities solely as a result of the Company’s acquisition by or merger with another entity, if you continue to have a comparatively senior role relative to the Company or its successor following such event, shall not, by itself, constitute “Good Reason”; (b) a material diminution in your base compensation, (c) a material diminution in the authority, duties or responsibilities of the supervisor to whom you are required to report.